LITHIUM EXPLORATION GROUP LTD.
3200 N. Hayden Road, Suite 235, Scottsdale, Arizona 85251

December 31, 2012

First Lithium Resources Inc.

Dear Sir:

Re: Amendment to Option Payment

On December 16, 2010, Lithium Exploration Group Ltd., (the “Company”) entered into an assignment agreement with Lithium Exploration VIII Ltd., a Nevada company, in regards to the acquisition of an option interest in a prospective Lithium property in the Province of Alberta, Canada. First Lithium Resources Inc. and Lithium Exploration VIII had entered into an option agreement dated October 6, 2010, in regards to an option interest in certain mineral permits in Alberta, Canada, which option agreement and interest have been assigned to the Company.

1.      Amendment

As part of the original agreement the Company is required to make a payment of $100,000 to Lithium Exploration VIII Ltd., on January 1, 2013 in order to keep their option in good standing.

The parties hereby agree to amend the original payment requirement of $100,000 on January 1, 2013 and replace it with the following payments:

  $20,000 on January 1, 2013 by check or wire; and
  $80,000 on January 1, 2013 by a 15% one year promissory note in the form attached as Exhibit A.

2.      Binding Nature

This Letter Agreement is intended by the Parties to constitute an offer and acceptance of all provisions hereof and shall be fully binding upon the Parties upon execution of this Letter Agreement.

3.      Acceptance of Fax or Email/Counterparts

The exchange of copies of this and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Letter Agreement as to the Parties hereto and may be used in lieu of the original Letter Agreement for all purposes. This Letter Agreement may be executed in any number of counterparts and signatures of the Parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

As time is of the essence, please indicate your agreement with this Letter Agreement by signing and returning on copy to the Company.

Yours very truly,

LITHIUM EXPLORATION GROUP LTD.

By: _________________________
       Authorized Signatory

Agreed and accepted this 31st day of December, 2012.

FIRST LITHIUM RESOURCES CORP.

By: _________________________
       Authorized Signatory

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EXHIBIT A

PROMISSORY NOTE

US$80,000	December 31, 2012

     FOR VALUE RECEIVED, the undersigned, LITHIUM EXPLORATION GROUP LTD. (“Maker”), hereby promises to pay to the order of FIRST LITHIUM RESOURCES INC., or any successor holder of this Note (“Holder”), the principal sum of U.S. Eighty Thousand Dollars (US$80,000).

     1. Option Agreement. The Maker and Holder acknowledge and agree that: (i) the principal sum is being provided to the Holder in partial satisfaction of Maker’s obligations under an option agreement between the Holder and Lithium Exploration VIII Ltd., which has been assigned to the Maker.

     2. Maturity Date. All outstanding principal shall be due and payable on the earlier of December 31, 2013 or the occurrence of an Event of Default (the “Maturity Date”). An “Event of Default” shall be deemed to have occurred under this Promissory Note upon the filing of a petition in bankruptcy by or against Maker.

     3. Accrual of Interest. This note will be interest free until March 31, 2013. After this date, interest will accrue on the principal balance then in arrears at the rate of 15% per annum (calculated on the basis of a year of 365 days). Such interest shall be calculated and accrue daily without compounding. RD

     4. Payment. No payments shall be payable under this Note until the Maturity Date.

     5. Prepayments; Application of Payments. This Note may be prepaid in whole or in part at any time without notice to Holder. All payments after the Maturity Date shall be applied first to any accrued interest, and second to principal.

     6. Miscellany. Maker and any endorsers and guarantors of this Note waive presentment, protest, notice of protest, dishonor, notice of dishonor, and all other procedural prerequisites to enforcement of this Note to the maximum extent permitted by law. This Note shall be governed by the laws of the State of Arizona. Maker and Holder (by its acceptance of this Note) hereby consent to exclusive jurisdiction and venue in the state or federal courts located in the, State of Arizona, with respect to any disputes or other matters arising under or related to this Note.

LITHIUM EXPLORATION GROUP LTD.

By: _________________________
       Authorized Signatory

FIRST LITHIUM RESOURCES CORP.

By: _________________________
       Authorized Signatory